UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 13, 2010

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2004 Stock Plan

On May 13, 2010, at the 2010 Annual Meeting of Stockholders of Google Inc., the stockholders approved an amendment to the Google 2004 Stock Plan to increase the number of authorized shares of Class A common stock that may be issued under the plan by 6,500,000.

A copy of the 2004 Stock Plan is being filed as Exhibit 10.08 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the stockholders at the 2010 Annual Meeting of Stockholders held on May 13, 2010:

•	The election of nine directors to serve for the ensuing year or until their successors are duly elected and qualified.

•	The ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

•	The approval of an amendment to our 2004 Stock Plan to increase the number of authorized shares of Class A common stock issuable under the 2004 Stock Plan from 37,431,660 to 43,931,660 shares.

•	To consider a stockholder proposal regarding a sustainability report.

•	To consider a stockholder proposal regarding online advertising, privacy, and sensitive information.

•	To consider a stockholder proposal regarding the adoption of human rights principles with respect to business in China.

For more information about the foregoing proposals, see our proxy statement dated March 29, 2010, the relevant portions of which are incorporated herein by reference. Holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share and vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Board of Director Election Results

Director Nominee	Votes For	Votes Against	Non-Votes
Eric Schmidt	859,648,119	7,323,951	31,905,979
Sergey Brin	862,118,191	4,853,879	31,905,979
Larry Page	862,102,823	4,869,247	31,905,979
L. John Doerr	845,722,475	21,249,595	31,905,979
John L. Hennessy	843,976,408	22,995,662	31,905,979
Ann Mather	864,433,637	2,538,433	31,905,979
Paul S. Otellini	839,414,946	27,557,124	31,905,979
K. Ram Shriram	862,890,444	4,081,626	31,905,979
Shirley M. Tilghman	859,071,494	7,900,576	31,905,979

The nine nominees who received the highest number of votes (all of the above individuals) were elected to the Board of Directors, and will serve as directors until our next annual meeting or until their respective successors are elected and qualified.

Ratification of Ernst & Young LLP as Google’s independent registered public accounting firm

The results of the voting included 898,332,730 votes for, 435,047 votes against, and 110,272 votes abstained. The appointment was ratified.

Approval of Amendment to Google’s 2004 Stock Plan

The results of the voting included 714,025,994 votes for, 152,675,354 votes against, 269,719 votes abstained, and 31,906,982 votes were non-votes. The amendment was approved.

Stockholder Proposal Regarding a Sustainability Report

The results of the voting included 44,989,553 votes for, 777,822,364 votes against, 44,160,073 votes abstained, and 31,906,059 votes were non-votes. The stockholder proposal was not approved.

Stockholder Proposal Regarding Online Advertising, Privacy, and Sensitive Information

The results of the voting included 6,934,286 votes for, 812,786,558 votes against, 47,250,491 votes abstained, and 31,906,714 votes were non-votes. The stockholder proposal was not approved.

Stockholder Proposal Regarding the Adoption of Human Rights Principles with respect to business in China

The results of the voting included 9,798,645 votes for, 814,001,895 votes against, 43,170,795 votes abstained, and 31,906,714 votes were non-votes. The stockholder proposal was not approved.

Item 8.01	Other Events

On May 14, 2010, Google posted on the Official Google Blog an announcement regarding WiFi data collection. A copy of the blogpost is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.08	2004 Stock Plan

99.1	Posting on the Official Google Blog dated May 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: May 14, 2010	/s/ KENT WALKER
Kent Walker Vice President and General Counsel